Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Digital Yearbook, Inc. (the "Company") on Form 10-Q for the three month period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rodney Brewer, acting in the capacity as the President and Acting CFO of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                 /s/ Rodney Brewer
                      Rodney Brewer
                      President
                      November 5, 2008

                 /s/ Rodney Brewer
                      Rodney Brewer
                      Acting CFO
                      November 5, 2008